UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
______________

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 5, 2008 (April 30, 2008)

ANTS SOFTWARE INC.
(Exact name of Registrant as specified in its charter)

Delaware	000-16299	13-3054685
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
700 Airport Blvd. Suite 300, Burlingame, CA	94010
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (650) 931-0500

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry into a Material Definitive Agreement.

On April 30, 2008, ANTs entered into a License Agreement with Sybase Inc., pursuant to which, in consideration for a payment of one million four hundred thousand dollars ($1,400,000) ANTs granted to Sybase, a fully-transferable, perpetual, irrevocable, worldwide, paid-up, royalty-free, non-exclusive license (i) to reproduce, modify, distribute, perform, display, make, have made, use, sell, offer to sell, import, export, lease or otherwise make use of or exploit the ANTs Software (as defined therein and including source code to the ANTs Data Server) through any means or medium or in any way currently known or unknown, for any purpose, and (ii) the further right to sublicense some or all of the foregoing rights through multiple tiers of sublicenses. The License Agreement is subject to certain terms and conditions including a condition that if Sybase determines, within thirty days of delivery of the Software that any portion(s) of the Software are incomplete or missing, ANTs shall promptly deliver the incomplete or missing portions of the Software to Sybase, and if ANTs fails to deliver any missing or incomplete Software to Sybase, Sybase may return the Software to ANTs and terminate the Agreement, and ANTs shall return to Sybase the consideration paid.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANTs software inc.

Date:	May 5, 2008	By:	/s/ Kenneth Ruotolo
Kenneth Ruotolo, Chief Financial Officer